Exhibit 99.1

News Release Republic First Bancorp, Inc. April 29, 2011

REPUBLIC FIRST BANCORP, INC. REPORTS FINANCIAL RESULTS FOR FIRST QUARTER 2011

Philadelphia, PA, April 29, 2011 (PR Newswire) – Republic First Bancorp, Inc. (NASDAQ: FRBK), the holding company for Republic Bank, today announced its financial results for the three month period ended March 31, 2011.

During the first quarter of 2011, the Company recorded a net loss of $2.5 million, or $0.10 per share, compared to a net loss of $3.9 million, or $0.37 per share, for the first quarter of 2010.

“The first quarter loss was driven by provisions and write-downs related to non-performing assets necessary as a result of updated appraisals and financial data obtained during the period,” said Harry D. Madonna, the Company’s Chairman and Chief Executive Officer. “Non-performing assets have trended lower for a third consecutive quarter. While we are pleased by the reduction in non-performing assets, we remain committed to executing our diligent credit review procedures and pursuing appropriate resolutions to all problem assets as quickly as possible.”

“Over the past two years we have transformed Republic into a new bank with a new brand, new management team, renovated store locations and a retail model focused on fanatical customer service,” said Madonna.  “During this time we have strengthened our capital position and brought stabilization to the balance sheet in an incredibly challenging economic environment. Unfortunately our earnings continue to be negatively impacted by some of the remaining asset quality issues originated under the old bank model. We firmly believe that our current strategy, along with our overall financial strength, will carry us through any challenges that may lie ahead and also puts us in a position to expand and take advantage of future opportunities.”

Highlights for the Three Months Ended March 31, 2011

➢	Capital levels remain strong with a Total Risk-Based Capital ratio of 14.28% and a Tier I Leverage Ratio of 11.25% at March 31, 2011

➢	Tangible book value per share as of March 31, 2011 was $3.33

➢	Completed the successful launch of an experienced SBA Lending team

➢	Increased the allowance for loan losses to $14.5 million, or 2.27% of total loans, as of March 31, 2011

➢	Increased outstanding loan balances on a linked quarter basis by $16.6 million to $637.0 million at March 31, 2011, compared to $620.4 million at December 31, 2010

➢	Reduced non-performing asset balances for a third consecutive quarter after reaching a peak during the second quarter of 2010

➢	The net interest margin improved to 3.82% for the three months ended March 31, 2011 compared to 3.38% for the three months ended March 31, 2010

Income Statement

The Company reported a net loss of $2.5 million or $0.10 per share, for the three months ended March 31, 2011, compared to a net loss of $3.9 million, or $0.37 per share, for the three months ended March 31, 2010.

Net interest income remained at $7.4 million during the quarter ended March 31, 2011, compared to $7.4 million for the quarter ended March 31, 2010.  The Company continues to lower its cost of funds as evidenced by a decrease of 38 basis points to 1.00% for the three months ended March 31, 2011, compared to 1.38% for the three months ended March 31, 2010. The net interest margin improved to 3.82% for the quarter ended March 31, 2011 compared to 3.38% for the quarter ended March 31, 2010. Non-interest income increased to $1.1 million for the three months ended March 31, 2011 compared to $0.5 million for the three months ended March 31, 2010, as the Company began to recognize gains on the sale of SBA loans during the first quarter 2011.

Earnings for the quarter were negatively impacted by costs associated asset quality issues that remain from the old bank model. Every impaired loan currently carried by the Company was originated prior to December 31, 2007. During the first quarter of 2011 provisions and charge-offs for these impaired loans and costs associated with the workout of problem assets amounted to $5.0 million.  Excluding these extraordinary costs, the Company would have recorded net income of approximately $0.7 million, or $0.03 per share for the three months ended March 31, 2011.

Balance Sheet

The major components of the balance sheet are as follows (dollars in thousands):

Description	March 31, 2011	March 31, 2010	% Change	December 31, 2010	% Change

Total assets	$877,081	$967,507	(9%)	$876,097	(0%)

Total loans (net)	622,516	665,711	(6%)	608,911	2%

Total deposits	761,077	846,232	(10%)	757,730	(0%)

Total core deposits	671,605	689,996	(3%)	701,779	(4%)

Net loans decreased by 6% to $622.5 million as of March 31, 2011, compared to $665.7 million as of March 31, 2010, as the Company continues to reduce exposure in the commercial real estate loan portfolio. However, net loans increased by $13.6 million on a linked quarter basis mainly due to an increased level of activity in the commercial and industrial category.

Total deposits decreased by $85.2 million, or 10%, as of March 31, 2011 when compared to March 31, 2010, primarily as a result of the Company’s intentional effort to reduce its dependence on wholesale funding sources in the brokered and public fund certificate of deposit market.

Liquidity remained strong as the Company has currently eliminated the need for outside borrowings and has significantly reduced its dependence on wholesale funding sources.

Core Deposits

Core deposits by type of account are as follows (dollars in thousands):

Description	March 31, 2011	March 31, 2010	% Change	December 31, 2010	% Change	1st Qtr 2011 Cost of Funds

Demand noninterest-bearing	$78,221	$138,842	(44%)	$128,578	(39%)	0.00%

Demand interest-bearing	76,349	45,587	67%	66,283	15%	0.62%

Money market and savings	333,457	311,792	7%	329,742	1%	1.05%

Certificates of deposit	183,578	193,775	(5%)	177,176	4%	1.40%

Total core deposits	$671,605	$689,996	(3%)	$701,779	(4%)	0.90%

Core deposits decreased to $671.6 million at March 31, 2011 compared to $690.0 million at March 31, 2010 mainly due to one significant deposit relationship that left the bank as a result of its bankruptcy proceedings.  However, the Company recognized solid growth in the demand interest-bearing, money market and savings categories as it continues to focus its effort on the gathering of low-cost core deposits. At the same time, the Company reduced the overall deposit cost of funds to 0.88% for the three month period ending March 31, 2011 compared to 1.22% for the three month period ending March 31, 2010.

Lending

Loans by type of customer are as follows (dollars in thousands):

Description	March 31, 2011	% of Total	March 31, 2010	% of Total	December 31, 2010	% of Total

Commercial	$80,940	13%	$86,326	13%	$78,428	13%
Owner-occupied	83,363	13%	83,500	12%	70,833	11%
Total commercial	164,303	26%	169,826	25%	149,261	24%

Consumer & residential	20,884	3%	21,518	3%	22,364	4%

Commercial real estate	451,779	71%	488,092	72%	448,730	72%

Total loans	$636,966	100%	$679,436	100%	$620,355	100%

Asset Quality

The Company’s asset quality ratios are highlighted below:

	Quarter Ended
Ratio	March 31, 2011	March 31, 2010	December 31, 2010

Non-performing assets/total assets	6.07%	4.94%	6.30%

Quarterly net loan charge-offs (recoveries)/average loans	0.35%	2.74%	(0.58%)

Allowance for loan losses/gross loans	2.27%	2.02%	1.84%

Allowance for loan losses/non-performing loans	37%	37%	29%

Non-performing assets/capital and reserves	53%	61%	55%

Non-performing loans trended lower for a third consecutive quarter to $39.2 million, or 6.15% of total loans, at March 31, 2011, compared to $40.0 million, or 6.45% of total loans, at December 31, 2010, and $48.3 million, or 7.60% of total loans at September 30, 2010. The allowance for loan losses as a percentage of total loans increased to 2.27% as of March 31, 2011, compared to 1.84% as of December 31, 2010, and 2.02%  as of March 31, 2010.

Every non-performing asset currently on the books was originated under the old bank model prior to December 31, 2007. The Company will continue to aggressively pursue resolutions for each non-performing asset.

Capital

The Company’s capital regulatory ratios at March 31, 2011 were as follows:

	Republic First Bancorp, Inc.	Regulatory Guidelines “Well Capitalized”

Leverage Ratio	11.25%	5.00%

Tier 1 Risk Based Capital	13.02%	6.00%

Total Risk Based Capital	14.28%	10.00%

Total shareholders’ equity was $86.4 million at March 31, 2011 which represented a book value per share of $3.33, based on common shares outstanding of approximately 26.0 million.

The Company, along with its banking subsidiary, continue to maintain strong capital ratios and are considered well capitalized under the regulatory guidelines as required by federal banking agencies.

About Republic Bank

Republic Bank is a full-service, state-chartered commercial bank, whose deposits are insured up to the applicable limits by the Federal Deposit Insurance Corporation (FDIC). The Bank provides diversified financial products through its thirteen offices located in Abington, Ardmore, Bala Cynwyd, Plymouth Meeting, Media and Philadelphia, Pennsylvania and Voorhees and Haddonfield, New Jersey.

Forward Looking Statements

The Company may from time to time make written or oral “forward-looking statements”, including statements contained in this release and in the Company's filings with the Securities and Exchange Commission.  The forward-looking statements contained herein are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements.  For example, risks and uncertainties can arise with changes in: general economic conditions, including their impact on capital expenditures; new service and product offerings by competitors and price pressures; and similar items.  You should carefully review the risk factors described in the Form 10-K for the year ended December 31, 2010 and other documents the Company files from time to time with the Securities and Exchange Commission. The words “may”, “believes,” “expect,” “estimate,” “project,” “anticipate,” “should,” “intend,” “probability,” “risk,” “target,” “objective,” and similar expressions or variations on such expressions are intended to identify forward-looking statements.  All such statements are made in good faith by the Company pursuant to the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company, except as may be required by applicable law or regulations.

Source:

Republic First Bancorp, Inc.

Contact:

Frank A. Cavallaro, CFO
(215) 735-4422

Republic First Bancorp, Inc.
Selected Consolidated Financial Data
(Unaudited)

	Three months ended
			%		%
(dollars in thousands, except per share amounts)	3/31/11	12/31/10	Change	3/31/10	Change

Income Statement Data:
Net interest income	$7,420	$7,223	3%	$7,409	0%
Provision (recovery) for loan losses	3,550	(350)	1,114%	5,500	(35%)
Non-interest income	1,127	1,589	(29%)	475	137%
Total revenues	8,547	8,812	(3%)	7,884	8%
Non-interest expenses	8,992	8,991	0%	8,405	7%
Provision (benefit) for income taxes	(1,487)	12	(12,492%)	(2,159)	31%
Net income (loss)	(2,508)	159	(1,677%)	(3,862)	35%

Per Common Share Data:
Net income (loss): Basic	$(0.10)	$0.01	(1,100%)	$(0.37)	73%
Net income (loss): Diluted	(0.10)	0.01	(1,100%)	(0.37)	73%
Book Value	$3.33	$3.39		$6.18
Weighted average shares outstanding:
Basic	25,973	25,967		10,578
Diluted	25,973	25,967		10,578

Balance Sheet Data:
Total assets	$877,081	$876,097	0%	$967,507	(9%)
Loans (net)	622,516	608,911	2%	665,711	(6%)
Allowance for loan losses	14,450	11,444	26%	13,725	5%
Investment securities	145,969	150,087	(3%)	183,400	(20%)
Total deposits	761,077	757,730	0%	846,232	(10%)
Core deposits*	671,605	701,779	(4%)	689,996	(3%)
Public and brokered certificates of deposit	89,472	55,951	60%	156,236	(43%)
Other borrowed money	-	-		25,000	(100%)
Subordinated debt	22,476	22,476	-	22,476	-
Stockholders' equity	86,384	88,146	(2%)	65,182	33%

Capital:
Stockholders' equity to total assets	9.85%	10.06%		6.74%
Leverage ratio	11.25%	11.01%		8.35%
Risk based capital ratios:
Tier 1	13.02%	13.68%		10.13%
Total Capital	14.28%	14.93%		11.59%

Performance Ratios:
Cost of funds	1.00%	1.05%		1.38%
Deposit cost of funds	0.88%	0.94%		1.22%
Net interest margin	3.82%	3.45%		3.38%
Return on average assets	(1.17%)	0.07%		(1.61%)
Return on average total stockholders' equity	(11.59%)	0.71%		(22.68%)

Asset Quality
Net charge-offs to average loans outstanding	0.35%	(0.58%)		2.74%
Nonperforming assets to total period-end assets	6.07%	6.30%		4.94%
Allowance for loan losses to total period-end loans	2.27%	1.84%		2.02%
Allowance for loan losses to nonperforming loans	36.90%	28.62%		37.37%
Nonperforming assets to capital and reserves	52.80%	55.46%		60.54%

* Core deposits equal total deposits less public and brokered certificates of deposit

Republic First Bancorp, Inc. Average Balances and Net Interest Income
(unaudited)

	For the three months ended			For the three months ended			For the three months ended
(dollars in thousands)	March 31, 2011			December 31, 2010			March 31, 2010

		Interest			Interest			Interest
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
Interest-earning assets:

Federal funds sold and other
interest-earning assets	$14,675	$14	0.39%	$62,508	$40	0.25%	$22,840	$20	0.36%
Securities	149,485	1,170	3.13%	151,510	1,296	3.42%	190,738	1,716	3.60%
Loans receivable	629,825	8,211	5.29%	622,913	8,093	5.15%	683,846	8,759	5.19%
Total interest-earning assets	793,985	9,395	4.80%	836,931	9,429	4.47%	897,424	10,495	4.74%

Other assets	76,454			75,300			73,516

Total assets	$870,439			$912,231			$970,940

Interest-bearing liabilities:

Demand non interest-bearing	$127,055			$114,540			$125,400
Demand interest-bearing	63,870	$98	0.62%	61,010	$101	0.66%	49,506	$82	0.67%
Money market & savings	309,805	799	1.05%	336,752	888	1.05%	307,862	1,050	1.38%
Time deposits	241,191	721	1.21%	278,900	878	1.25%	360,796	1,405	1.58%
Total deposits	741,921	1,618	0.88%	791,202	1,867	0.94%	843,564	2,537	1.22%

Total interest-bearing deposits	614,866	1,618	1.07%	676,662	1,867	1.09%	718,164	2,537	1.43%

Other borrowings	31,946	296	3.76%	22,508	279	4.92%	48,586	489	4.08%

Total interest-bearing liabilities	$646,812	$1,914	1.20%	$699,170	$2,146	1.22%	$766,750	$3,026	1.60%
Total deposits and
other borrowings	773,867	1,914	1.00%	813,710	2,146	1.05%	892,150	3,026	1.38%

Non interest-bearing liabilities	8,781			9,052			9,716
Shareholders' equity	87,791			89,469			69,074
Total liabilities and
shareholders' equity	$870,439			$912,231			$970,940

Net interest income		$7,481			$7,283			$7,469
Net interest spread			3.60%			3.25%			3.14%

Net interest margin			3.82%			3.45%			3.38%

The above tables are presented on a tax equivalent basis.

Republic First Bancorp, Inc.
Summary of Allowance for Loan Losses and Other Related Data
(unaudited)

	Three months ended
(dollars in thousands)	3/31/11	12/31/10	3/31/10

Balance at beginning of period	$11,444	$10,889	$12,841
Provisions/(recoveries) charged to operating
expense	3,550	(350)	5,500
	14,994	10,539	18,341

Recoveries on loans charged-off:
Commercial	9	905	150
Consumer	-	-	-
Total recoveries	9	905	150

Loans charged-off:
Commercial	(522)	-	(4,766)
Consumer	(31)	-	-

Total charged-off	(553)	-	(4,766)

Net charge-offs	(544)	905	(4,616)

Balance at end of period	$14,450	$11,444	$13,725

Net charge-offs as a percentage of
average loans outstanding	0.35%	(0.58%)	2.74%

Allowance for loan losses as a percentage of
period-end loans	2.27%	1.84%	2.02%

Republic First Bancorp, Inc.
Summary of Non-Performing Loans and Assets
(unaudited)

	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands)	2011	2010	2010	2010	2010

Non-accrual loans:
Commercial real estate	$38,187	$39,302	$45,958	$51,213	$36,144
Consumer and other	974	690	574	599	582
Total non-accrual loans	39,161	39,992	46,532	51,812	36,726

Loans past due 90 days or more
and still accruing	-	-	1,795	-	-
Renegotiated loans	-	-	-	-	-

Total non-performing loans	39,161	39,992	48,327	51,812	36,726

Other real estate owned	14,077	15,237	10,647	10,647	11,044

Total non-performing assets	$53,238	$55,229	$58,974	$62,459	$47,770

Non-performing loans to total loans	6.15%	6.45%	7.60%	7.74%	5.41%

Non-performing assets to total assets	6.07%	6.30%	6.23%	6.69%	4.94%

Non-performing loan coverage	36.90%	28.62%	22.53%	19.83%	37.37%

Allowance for loan losses as a percentage
of total period-end loans	2.27%	1.84%	1.71%	1.54%	2.02%

Non-performing assets/capital plus
allowance for loan losses	52.80%	55.46%	58.36%	63.07%	60.54%